Floor & Decor Holdings, Inc. Announces Second Quarter Fiscal 2023 Financial Results
Net sales of $1,135.9 million increased 4.2% from the second quarter of fiscal 2022
Comparable store sales decreased 6.0%
Diluted earnings per share of $0.66
Opened nine new warehouse stores
ATLANTA--(BUSINESS WIRE)--August 3, 2023--Floor & Decor Holdings, Inc. (NYSE: FND) (“We,” “Our,” the “Company,” or “Floor & Decor”) announces its financial results for the second quarter of fiscal 2023, which ended June 29, 2023.
Tom Taylor, Chief Executive Officer, stated, “Amidst the economic challenges of rising mortgage interest rates and near-record-low existing home sales, we are pleased to deliver second-quarter diluted earnings per share of $0.66, which was above our expectations. We are focused on what we can control by executing our growth and customer service strategies at a high level and effectively managing our profitability during this challenging period where sales are modestly below our expectations. As consumers prioritize value and savings, we intend to continue to grow our market share by capitalizing on our everyday low prices and value options, trend-forward broad assortments, in-stock job lot quantities, and the exceptional customer service provided by our store associates.”
Mr. Taylor continued, “In the second quarter of 2023, we achieved our plan of opening nine new warehouse stores and intend to open 32 warehouse stores in fiscal 2023. We ended the second quarter operating 203 warehouse stores and five design studios across 36 states.”
Please see “Comparable Store Sales” below for information on how the Company calculates period-over-period changes in comparable store sales.
For the Thirteen Weeks Ended June 29, 2023
•Net sales increased 4.2% to $1,135.9 million from $1,089.8 million in the second quarter of fiscal 2022.
•Comparable store sales decreased 6.0%.
•We opened nine new warehouse stores, ending the quarter with 203 warehouse stores and five design studios.
•Operating income of $95.0 million decreased 10.7% from $106.4 million in the second quarter of fiscal 2022. Operating margin of 8.4% decreased 140 basis points from the second quarter of fiscal 2022.
•Net income of $71.5 million decreased 12.7% from $81.8 million in the second quarter of fiscal 2022. Diluted earnings per share ("EPS") of $0.66 decreased 13.2% from $0.76 in the second quarter of fiscal 2022.
•Adjusted EBITDA* increased 1.7% to $152.8 million from $150.3 million in the second quarter of fiscal 2022.
For the Twenty-six Weeks Ended June 29, 2023
•Net sales increased 6.6% to $2,258.0 million from $2,118.6 million in the same period of fiscal 2022.
•Comparable store sales decreased 4.7%.
•We opened 12 new warehouse stores.
•Operating income of $190.5 million decreased 4.9% from $200.4 million in the same period of fiscal 2022. Operating margin of 8.4% decreased 110 basis points from the same period of fiscal 2022.
•Net income of $143.0 million decreased 6.4% from $152.8 million in the same period of fiscal 2022. Diluted EPS of $1.33 decreased 6.3% from $1.42 in the same period of fiscal 2022.
•Adjusted EBITDA* increased 5.7% to $302.4 million from $286.1 million in the same period of fiscal 2022.
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Outlook for the Fiscal Year Ending December 28, 2023:
•Net sales of approximately $4,460 million to $4,530 million
•Comparable store sales of approximately (7.0)% to (5.5)%
•Diluted EPS of approximately $2.30 to $2.50
•Adjusted EBITDA* of approximately $570 million to $595 million
•Depreciation and amortization expense of approximately $200 million
•Interest expense, net of approximately $16 million to $17 million
•Tax rate of approximately 22%
•Diluted weighted average shares outstanding of approximately 108 million shares
•Open 32 new warehouse stores
•Capital expenditures of approximately $590 million to $630 million
*Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.
Conference Call Details
A conference call to discuss the second quarter fiscal 2023 financial results is scheduled for today, August 3, 2023, at 5:00 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.
A recorded replay of the conference call is expected to be available within two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 13739336. The replay will be available until August 10, 2023.

About Floor & Decor Holdings, Inc.
Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 203 warehouse-format stores and five design studios across 36 states as of June 29, 2023. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative accessories and wall tile, installation materials, and adjacent categories at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.
Comparable Store Sales
Comparable store sales refer to period-over-period comparisons of our net sales among the comparable store base and are based on when the customer obtains control of the product, which is typically at the time of sale. A store is included in the comparable store sales calculation on the first day of the thirteenth full fiscal month following a store’s opening, which is when we believe comparability has been achieved. Changes in our comparable store sales between two periods are based on net sales for stores that were in operation during both of the two periods. Any change in the square footage of an existing comparable store, including for remodels and relocations within the same primary trade area of the existing store being relocated, does not eliminate that store from inclusion in the calculation of comparable store sales. Stores that are closed for a full fiscal month or longer are excluded from the comparable store sales calculation for each full fiscal month that they are closed. Since our e-commerce, regional account manager, and design studio sales are fulfilled by individual stores, they are included in comparable store sales only to the extent the fulfilling store meets the above mentioned store criteria. Sales through our Spartan Surfaces, LLC ("Spartan") subsidiary do not involve our stores and are therefore excluded from the comparable store sales calculation.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA (which are shown in the reconciliation below) are presented as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as net income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of non-cash stock-based compensation expense and certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the most directly comparable GAAP financial measure are set forth in the table below.
EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain items that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.
EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine EBITDA and Adjusted EBITDA, such as stock-based compensation expense, distribution center relocation expenses, fair value adjustments related to contingent earn-out liabilities, and other adjustments. Our presentation of EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc.
Consolidated Statements of Income
(In thousands, except for per share data)
(Unaudited)

	Thirteen Weeks Ended
	June 29, 2023		June 30, 2022		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$1,135,899	100.0%	$1,089,846	100.0%	4.2%
Cost of sales	656,266	57.8	653,564	60.0	0.4%
Gross profit	479,633	42.2	436,282	40.0	9.9%
Operating expenses:
Selling and store operating	311,406	27.4	268,202	24.5	16.1%
General and administrative	63,279	5.5	53,107	4.9	19.2%
Pre-opening	9,974	0.9	8,563	0.8	16.5%
Total operating expenses	384,659	33.8	329,872	30.2	16.6%
Operating income	94,974	8.4	106,410	9.8	(10.7)%
Interest expense, net	2,898	0.3	1,672	0.2	73.3%
Income before income taxes	92,076	8.1	104,738	9.6	(12.1)%
Income tax expense	20,624	1.8	22,906	2.1	(10.0)%
Net income	$71,452	6.3%	$81,832	7.5%	(12.7)%
Basic weighted average shares outstanding	106,206		105,545
Diluted weighted average shares outstanding	107,805		107,300
Basic earnings per share	$0.67		$0.78		(14.1)%
Diluted earnings per share	$0.66		$0.76		(13.2)%

	Twenty-six Weeks Ended
	June 29, 2023		June 30, 2022		% Increase (Decrease)
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$2,257,951	100.0%	$2,118,580	100.0%	6.6%
Cost of sales	1,309,200	58.0	1,274,240	60.1	2.7%
Gross profit	948,751	42.0	844,340	39.9	12.4%
Operating expenses:
Selling and store operating	615,077	27.3	517,702	24.4	18.8%
General and administrative	125,190	5.5	107,752	5.1	16.2%
Pre-opening	17,994	0.8	18,504	0.9	(2.8)%
Total operating expenses	758,261	33.6	643,958	30.4	17.8%
Operating income	190,490	8.4	200,382	9.5	(4.9)%
Interest expense, net	7,760	0.3	2,834	0.2	173.8%
Income before income taxes	182,730	8.1	197,548	9.3	(7.5)%
Income tax expense	39,754	1.8	44,765	2.1	(11.2)%
Net income	$142,976	6.3%	$152,783	7.2%	(6.4)%
Basic weighted average shares outstanding	106,084		105,471
Diluted weighted average shares outstanding	107,764		107,431
Basic earnings per share	$1.35		$1.45		(6.9)%
Diluted earnings per share	$1.33		$1.42		(6.3)%

Consolidated Balance Sheets
(In thousands, except for share and per share data)
(Unaudited)

	As of June 29, 2023	As of December 29, 2022
Assets
Current assets:
Cash and cash equivalents	$4,171	$9,794
Income taxes receivable	14,085	7,325
Receivables, net	88,201	94,732
Inventories, net	1,172,486	1,292,336
Prepaid expenses and other current assets	56,590	53,298
Total current assets	1,335,533	1,457,485
Fixed assets, net	1,443,504	1,258,056
Right-of-use assets	1,257,684	1,205,636
Intangible assets, net	155,733	152,353
Goodwill	258,861	255,473
Deferred income tax assets, net	15,658	11,265
Other assets	8,497	10,974
Total long-term assets	3,139,937	2,893,757
Total assets	$4,475,470	$4,351,242
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loan	$2,103	$2,103
Current portion of lease liabilities	118,960	105,693
Trade accounts payable	664,679	590,883
Accrued expenses and other current liabilities	316,057	298,019
Deferred revenue	14,384	10,060
Total current liabilities	1,116,183	1,006,758
Term loan	195,145	195,351
Revolving line of credit	35,000	210,200
Lease liabilities	1,276,927	1,227,507
Deferred income tax liabilities, net	32,093	41,520
Other liabilities	10,343	12,730
Total long-term liabilities	1,549,508	1,687,308
Total liabilities	2,665,691	2,694,066
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 29, 2023 and December 29, 2022	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 106,390,951 shares issued and outstanding at June 29, 2023 and 106,150,661 issued and outstanding at December 29, 2022	106	106
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 29, 2023 and December 29, 2022	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 0 shares issued and outstanding at June 29, 2023 and December 29, 2022	—	—
Additional paid-in capital	492,914	482,312
Accumulated other comprehensive income, net	3,362	4,337
Retained earnings	1,313,397	1,170,421
Total stockholders’ equity	1,809,779	1,657,176
Total liabilities and stockholders’ equity	$4,475,470	$4,351,242

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twenty-six Weeks Ended
	June 29, 2023	June 30, 2022
Operating activities
Net income	$142,976	$152,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,028	72,566
Stock-based compensation expense	15,047	10,869
Change in fair value of contingent earn-out liabilities	1,787	1,389
Deferred income taxes	(13,480)	2,475
Interest cap derivative contracts	57	57
Loss on asset impairments and disposals, net	765	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables, net	12,595	(15,936)
Inventories, net	128,554	(335,968)
Trade accounts payable	84,885	110,923
Accrued expenses and other current liabilities	6,579	26,174
Income taxes	(6,755)	(10,681)
Deferred revenue	4,324	5,728
Other, net	3,283	(12,526)
Net cash provided by operating activities	476,645	7,853
Investing activities
Purchases of fixed assets	(279,175)	(214,283)
Acquisitions, net of cash acquired	(17,156)	(1,121)
Proceeds from sales of property	—	4,773
Net cash used in investing activities	(296,331)	(210,631)
Financing activities
Payments on term loans	(1,051)	(1,577)
Borrowings on revolving line of credit	384,200	336,800
Payments on revolving line of credit	(559,400)	(268,200)
Payments of contingent earn-out liabilities	(5,241)	(2,571)
Proceeds from exercise of stock options	4,858	5,176
Proceeds from employee stock purchase plan	2,558	1,963
Tax payments for stock-based compensation awards	(11,861)	(2,080)
Net cash (used in) provided by financing activities	(185,937)	69,511
Net decrease in cash and cash equivalents	(5,623)	(133,267)
Cash and cash equivalents, beginning of the period	9,794	139,444
Cash and cash equivalents, end of the period	$4,171	$6,177
Supplemental disclosures of cash flow information
Buildings and equipment acquired under operating leases	$112,554	$133,237
Cash paid for interest, net of capitalized interest	$7,455	$1,862
Cash paid for income taxes, net of refunds	$60,792	$52,943
Fixed assets accrued at the end of the period	$116,555	$109,939

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)
EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	June 29, 2023	June 30, 2022
Net income (GAAP):	$71,452	$81,832
Depreciation and amortization (a)	49,177	37,517
Interest expense, net	2,898	1,672
Income tax expense	20,624	22,906
EBITDA	144,151	143,927
Stock-based compensation expense (b)	8,306	4,889
Other (c)	353	1,481
Adjusted EBITDA	$152,810	$150,297

	Twenty-six Weeks Ended
	June 29, 2023	June 30, 2022
Net income (GAAP):	$142,976	$152,783
Depreciation and amortization (a)	95,103	71,637
Interest expense, net	7,760	2,834
Income tax expense	39,754	44,765
EBITDA	285,593	272,019
Stock-based compensation expense (b)	15,047	10,869
Other (c)	1,787	3,186
Adjusted EBITDA	$302,427	$286,074
(a)Excludes amortization of deferred financing costs, which is included as part of interest expense, net in the table above.
(b)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and forfeitures.
(c)Other adjustments include amounts management does not consider indicative of our core operating performance. Amounts for the thirteen and twenty-six weeks ended June 29, 2023 relate to changes in the fair value of contingent earn-out liabilities. Amounts for the thirteen and twenty-six weeks ended June 30, 2022 primarily relate to relocation expenses for our Houston distribution center and changes in the fair value of contingent earn-out liabilities.

Forward-Looking Statements
This release and the associated webcast/conference call contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this release and the associated webcast/conference call, including statements regarding the Company’s future operating results and financial position, expectations related to our acquisition of Spartan, business strategy and plans, and objectives of management for future operations, are forward-looking statements. These statements are based on our current expectations, assumptions, estimates and projections. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions, including the impact of natural disasters on sales.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements contained in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release and the associated webcast/conference call are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, (1) an overall decline in the health of the economy, the hard surface flooring industry, consumer confidence and spending and the housing market, including as a result of rising inflation or interest rates, (2) demand fluctuations in the housing industry, and demand for our products and services may be adversely affected by unfavorable economic conditions, including rising interest rates, inflation, a decline in disposable income levels and recession fears, (3) an economic recession or depression, (4) global inflationary pressures on raw materials, energy, commodity, transportation, and other costs could cause our vendors to seek further price increases on the products we sell, (5) any disruption in our supply chain, including carrier capacity constraints, port congestion, higher shipping, rail, and trucking prices and other supply chain costs or product shortages, (6) our failure to successfully anticipate consumer preferences and demand, (7), our inability to pass along cost increases at rates consumers are willing to pay, or reduced demand due to pricing increases, (8) our inability to manage our growth, (9) our inability to manage costs and risks relating to new store openings, (10) our inability to find available locations for our stores on terms acceptable to us, (11) demand for our products and services may be adversely affected by unfavorable economic conditions, (12) any disruption in our distribution capabilities, including from difficulties operating our distribution centers, (13) our failure to execute our business strategy effectively and deliver value to our customers, (14) our inability to find, train and retain key personnel, (15) the resignation, incapacitation or death of any key personnel, (16) the inability to staff our stores and distribution centers sufficiently, (17) the effects of weather conditions, natural disasters or other unexpected events, including global health crises, such as the COVID-19 pandemic, may disrupt our operations, (18) our dependence on foreign imports for the products we sell, which may include the impact of tariffs and other duties, (19) geopolitical risks, such as the ongoing war in Ukraine or import restrictions under the Uyghur Forced Labor Prevention Act, that impact our ability to import from foreign suppliers or raise our costs, (20) if the use of “cookie” tracking technologies is further restricted, the amount of internet user information we collect would decrease, which could require additional marketing efforts and harm our business and operating results, (21) violations of laws and regulations applicable to us or our suppliers, (22) our failure to adequately protect against security breaches involving our information technology systems and customer information, (23) suppliers may sell similar or identical products to our competitors, (24) competition from other stores and internet-based competition, (25) impact of acquired companies, including Spartan, (26) our inability to manage our inventory obsolescence, shrinkage and damage, (27) our inability to maintain sufficient levels of cash flow or liquidity to meet growth expectations, (28) our inability to obtain merchandise on a timely basis at prices acceptable to us, (29) restrictions imposed by our indebtedness on our current and future operations, and (30) our variable rate debt subjects us to interest rate risk that could cause our debt service obligations to increase significantly. Additional information concerning these and other factors are described in “Forward-Looking Statements,” Item 1, “Business” and Item 1A, “Risk Factors” of Part I and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 9A, “Controls and Procedures” of Part II of the Company’s Annual Report for fiscal 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 (the “Annual Report”) and elsewhere in the Annual Report, and those described in Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2023 (the “10-Q”) and elsewhere in the 10-Q, and those described in the Company’s other filings with the SEC.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise.

Contacts
Investor Contacts:
Wayne Hood
Vice President of Investor Relations
678-505-4415
wayne.hood@flooranddecor.com
or
Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com